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                                                                      EXHIBIT 11


                 CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES

                  STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                                    (IN THOUSANDS)

                                     (UNAUDITED)

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                                                                 Three Months Ended
                                                                 ------------------
                                                                      March 31,
                                                                      ---------
                                                                1997            1996
                                                              --------        --------
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Net income:

Net income                                                      $3,419          $2,584
                                                              --------        --------
                                                              --------        --------
Weighted average common shares outstanding:
 Shares attributable to common stock outstanding                23,511          16,321
 Shares attributable to common stock equivalents outstanding     1,291           1,297
                                                              --------        --------
                                                                24,802          17,618
                                                              --------        --------
                                                              --------        --------

Net income                                                    $   0.13        $   0.15
                                                              --------        --------
                                                              --------        --------

Per share dividends and accretion:

Dividends and accretion                                       $    (88)       $   (793)
                                                              --------        --------
                                                              --------        --------

Weighted average common shares outstanding:
 Shares attributable to common stock outstanding                23,511          16,321
 Shares attributable to common stock equivalents outstanding     1,291           1,297
                                                              --------        --------
                                                                24,802          17,618
                                                              --------        --------
                                                              --------        --------

Per share dividends and accretion                             $    -          $  (0.05)
                                                              --------        --------
                                                              --------        --------

Net income per share applicable to common stock:

Net income applicable to common stock                         $  3,331        $  1,791
                                                              --------        --------
                                                              --------        --------

Weighted average common shares outstanding:
 Shares attributable to common stock outstanding                23,511          16,321
 Shares attributable to common stock equivalents outstanding     1,291           1,297
                                                              --------        --------
                                                                24,802          17,618
                                                              --------        --------
                                                              --------        --------

Net income per share applicable to common stock               $   0.13        $   0.10
                                                              --------        --------
                                                              --------        --------
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